EXHIBIT (6)(a)
                             DISTRIBUTION AGREEMENT

     Distribution Agreement made as of February 11, 1997 between THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office and place of business at 125 West 55th Street, 11th Floor, New York, New York 10019 (herein called the "Fund"), and BISYS FUND SERVICES LIMITED PARTNERSHIP, an Ohio limited partnership having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035 (herein called the "Distributor").

     WHEREAS, the Fund is an open-end, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and consisting of the portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"); and

     WHEREAS, the Fund desires to retain the Distributor as distributor for certain Series' shares of common stock, par value $.001 per share (the "Shares"), and the Distributor is willing to render such services;

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:


                            I. DELIVERY OF DOCUMENTS

     The Fund has delivered to the Distributor copies of the following documents and will deliver to the Distributor all future amendments and supplements thereto, if any:

     (a) The Fund's Articles of Incorporation and all amendments and supplements thereto (as presently in effect and as from time to time amended or supplemented, herein called the "Charter");

     (b) The Fund's By-laws (as presently in effect and as from time to time amended, herein called the "By-laws");

     (c) Resolutions of the Board of Directors of the Fund authorizing the execution and delivery of this Agreement;

     (d) The Fund's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A most recently filed with the Securities and Exchange Commission (the "Commission") relating to the Shares, and all subsequent amendments or supplements thereto (the "Registration Statement");

     (e) The Fund's Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission; and

     (f) The Fund's current Prospectuses and Statements of Additional Information of the Series (as presently in effect and as from time to time amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").


                                II. DISTRIBUTION

     1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints the Distributor as principal distributor of the Series' Shares and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this
Section II.

     2. SERVICES AND DUTIES.

     (a) The Fund agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of the Series (whether authorized but unissued or treasury shares, in the Fund's sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. The Distributor shall devote its best efforts to effect the sale of Shares of each Series, but shall not be obligated to sell any certain number of Shares.

     (b) In all matters relating to the sale and redemption of Shares, the Distributor will act in conformity with the Fund's Charter, By-laws and Prospectuses and with the instructions and directions of the Fund's Board of Directors and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations. In connection with the sale of Shares, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representation other than as contained in the Fund's Registration Statement or Prospectuses and any sales literature specifically approved by the Fund.

     (c) Unless the Fund has adopted with respect to the Series a plan pursuant to Rule 12b-1 under the 1940 Act which provides otherwise, the Distributor will bear the costs and expenses of (i) printing and distributing to prospective investors copies of any Prospectus (including any supplement thereto) and annual and interim reports of the Series (after such items have been prepared and set in type by the Fund) which are used in connection with the offering of Shares of a Series; and (ii) preparing, printing and distributing any other literature used by the Distributor in connection with the sale of the Shares; PROVIDED, HOWEVER, that the Distributor shall not be obligated to bear the expenses incurred by the Fund in connection with the preparation and printing Prospectuses used for regulatory purposes and for distribution to existing shareholders.

     (d) All Shares of the Series offered for sale by the Distributor shall be offered for sale to the public at a price per Share (the "offering price") equal to (i) their net asset value (determined in the manner set forth in the Fund's Charter and then-current Prospectuses) plus, (ii) a sales charge (if any) which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current Prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. If a sales charge is in effect, the Distributor shall have the right to pay a portion of the sales charge to broker-dealers and other persons who have sold shares of the Series. Concessions by the Distributor to broker- dealers and other persons shall be set forth in either the selling agreements between the Distributor and such broker-dealers and persons or, if such concessions are described in the then-current Prospectuses, shall be as so set forth. No broker- dealer or other person who enters into a selling agreement with the Distributor shall be authorized to act as agent for the Fund in connection with the offering or sale of its Shares to the public or otherwise. The Fund reserves the right to reject any order but will not do so without reasonable cause.

     (e) If any Shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by the Fund or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, the Distributor shall forfeit the amount (if any) above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount (if any) re-allowed by the Distributor to broker-dealers or other persons shall be repayable to the Fund only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the forms of agreement with such broker-dealers and persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Fund or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

     3. SALES AND REDEMPTIONS.

     (a) The Fund shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with preparing, printing and distributing any Prospectus, except as set forth in subsection 2(c) of Section II hereof.

     (b) The Fund shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the Fund and the Fund may approve, and the Fund shall pay all fees which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by the Distributor in connection with the sale of the Shares as contemplated in this Agreement. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid as provided in any plan which may be adopted by the Fund in accordance with Rule 12b-1 under the 1940 Act.

     (c) The Fund shall have the right to suspend the sale of Shares of any Series at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Series at any time permitted by the 1940 Act or the rules of the Commission.

     (d) The Fund reserves the right to reject any order for Shares.

     (e) No Shares shall be offered by either the Fund or the Distributor under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act, or if and so long as a Prospectus as required by
Section 10 of the 1933 Act is not on file with the Commission; provided, however, that nothing contained in this sub-paragraph shall in any way restrict or have any application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Charter or Prospectuses.

     4. CONFIDENTIALITY. The Distributor will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and each Series' prior or present shareholders or those persons or entities who respond to inquiries concerning investment in a Series and, except as provided below, will not use such records or information for any other purpose other than for the performance of its responsibilities and duties with regard to the Series which now exist or which may be added in the future. Any other use by the Distributor of the records and information referred to above may be made only after prior notification to and approval in writing by the Fund. Such approval shall not be unreasonably withheld and may not be withheld where (i) the Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) the Distributor is requested to divulge such information by duly constituted authorities; or (iii) the Distributor is so requested by the Fund.

                          III. LIMITATION OF LIABILITY

     The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Series in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Distributor, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or to any Series, or acting on any business of the Fund or of any Series (other than services or business in connection with the Distributor's duties as distributor hereunder), to be rendering such services to or acting solely for the Fund or a Series and not as an officer, director, partner, employee or agent or one under the control or direction of the Distributor even though paid by the Distributor.


                               IV. INDEMNIFICATION

     1. FUND REPRESENTATIONS. The Fund represents and warrants to the Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by, or on behalf of, and with respect to, the Distributor expressly for use in the Registration Statement or Prospectuses.

     2. DISTRIBUTOR'S REPRESENTATIONS. The Distributor represents and warrants to the Fund that it is duly organized as a Delaware corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

     3. FUND INDEMNIFICATION. The Fund will indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Fund, or arise out of, or are based upon, information furnished by or on behalf of the Fund filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of and with respect to the Distributor specifically for inclusion therein.

     The Fund shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of Directors of the Fund who are neither "interested persons" of the Fund (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

     The Fund shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as such person shall: (i) undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) provide security for such undertaking, or the Series shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party Directors of the Fund (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

     4. DISTRIBUTOR'S INDEMNIFICATION. The Distributor will indemnify, defend and hold harmless the Fund, each Series, the Fund's several officers and Directors and any person who controls the Fund or any Series within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in subsection 2 hereof or its agreements in subsection 2 of Section II of this Agreement, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Fund, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and Directors by or on behalf of and with respect to the Distributor specifically for inclusion therein, and will reimburse the Fund, each Series, the Fund's several officers and Directors, and any person who controls the Fund or any Series within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

     5. GENERAL INDEMNITY PROVISIONS. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.


                                     V. TERM

     This Agreement shall continue automatically for successive annual periods ending on December 31 of each year, provided such continuance is specifically approved at least annually by (a) the Fund's Board of Directors or (b) vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on 60 days' written notice to the Distributor, by vote of a majority of the Fund's outstanding voting securities or, as to each Series, by the Fund's Board of Directors or, on 90 days' written notice to the Fund, by the Distributor. This Agreement will automatically terminate, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act).


                                VI. MISCELLANEOUS

     1. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     2. CONSTRUCTION. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section IV hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation thereunder.

     3. NOTICE. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address first above written, or at such other place as the Fund may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Distributor shall be sufficiently given if addressed to the Distributor and mailed or delivered to it at its office at the address first above written, or at such other place as the Distributor may from time to time designate in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                       THE INFINITY MUTUAL FUNDS, INC.


                                       By:___________________________
                                          William B. Blundin,
                                          President and Chairman of the Board


Attest:_______________________
       George O. Martinez,
         Secretary


                                       BISYS FUND SERVICES LIMITED PARTNERSHIP


                                       By:  BISYS Fund Services, Inc.,
                                               General Partner


                                       By:___________________________


Attest:________________________

                                   SCHEDULE 1


NAME OF SERIES                                         DATE ESTABLISHED


Alpha Government
Securities Portfolio                                     April 27, 1990

AmeriStar Capital Growth Portfolio                       February 15, 1994

AmeriStar Core Income Portfolio                          February 15, 1994

AmeriStar Dividend Growth Portfolio                      February 15, 1994

AmeriStar Limited Duration Income
  Portfolio                                              February 15, 1994

AmeriStar Limited Duration
  Tennessee Tax Free Portfolio                           February 11, 1997

AmeriStar Limited Duration U.S.
  Government Portfolio                                   February 11, 1997

AmeriStar Prime Money Market
  Portfolio                                              February 15, 1994

AmeriStar Tennessee Tax Exempt
  Bond Portfolio                                         February 15, 1994

AmeriStar U.S. Treasury                                  February 15, 1994
  Money Market Portfolio

BEA Short Duration Portfolio                             April 27, 1990

Correspondent Cash Reserves
  Money Market Portfolio                                 October 30, 1990

Correspondent Cash Reserves
  Tax Free Money Market Portfolio                        October 30, 1990

                                                    EXHIBIT (6)(b)(iii)

                           DISTRIBUTION PLAN AGREEMENT

                       with respect to Investor Shares of
                           the AmeriStar Portfolios of

                         THE INFINITY MUTUAL FUNDS, INC.


BISYS Fund Services Limited Partnership
3435 Stelzer Road
Columbus, Ohio  43219-3035

Gentlemen:

     We wish to enter into this Agreement with you for distribution services with respect to the Investor Shares of the AmeriStar Portfolios set forth on
Schedule 1 hereto, as such may be revised from time to time (each, a "Series"), of The Infinity Mutual Funds, Inc. (the "Fund") of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and the exclusive agent for the continuous distribution of its shares.

     The terms and conditions of this Agreement are as follows:

     1. We agree to provide reasonable assistance in connection with the sale of Investor Shares, which assistance may include distributing sales literature, marketing and advertising. If we are restricted or unable to provide the services contemplated above, we agree not to perform such services and not to accept fees thereafter. Our acceptance of any fees hereunder shall constitute our representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time we accept a fee hereunder) that our receipt of such fee is lawful.

     2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by
us) as is necessary or beneficial for distributing, marketing or advertising Investor Shares.

     3. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning the Investor Shares, except those contained in the then current Prospectuses and Statements of Additional Information for the Series, copies of which will be supplied by you to us, or in such supplemental literature or advertising materials as may be authorized by you in writing.

     4. For all purposes of this Agreement we will be deemed to be an independent contractor, and will have no authority to act as agent for you or the Fund in any matter or in any respect. We and our employees will, upon request, be available during normal business hours to consult with you or your designees concerning the performance of our responsibilities under this Agreement.

     5. In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us, the fees set forth in Exhibit A hereto. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement and the Distribution Plan adopted by the Fund is in effect.

     6. You reserve the right, at your discretion and without notice, to suspend or withdraw the sale of Investor Shares of any Series.

     7. We acknowledge that this Agreement shall become effective only when approved by vote of a majority of (i) the Fund's Board of Directors, and (ii) the Fund's Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     8. This Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year, provided such continuance is approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Directors and (ii) the Fund's Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty, at any time, by vote of a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement or, on not more than 60 days' written notice, by vote of holders of a majority of the such Series' Investor Shares, or, upon 15 days' notice, by you. Notwithstanding anything contained herein, if the Distribution Plan adopted by the Fund is terminated by the Fund's Board of Directors, or the Distribution Plan, or any part thereof, is found invalid or is ordered terminated by any regulatory or judicial authority, or we fail to perform the distribution functions contemplated by the Fund or by you, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the Act).

     9. We understand that the Fund's Board of Directors will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request and will otherwise cooperate with you and your designees (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Fund's Board of Directors concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

     10. All communications to you shall be sent to you at the address set forth above. Any notice to us shall be duly given if mailed or telegraphed to us at the address set forth below.

     11. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                   Very truly yours,

                                   ------------------------------------------
                                   (Please Print or Type Service Organization's
                                    Name)

                                  ------------------------------------------
                                                  Address

                                  ------------------------------------------
                                  City              State        Zip Code


Date                              By:
                                       Authorized Signature

 NOTE: Please return both signed copies of this Agreement to BISYS Fund Services Limited Parternship. Upon acceptance one countersigned copy will be returned for your files.

                                      Accepted:
                                      BISYS FUND SERVICES LIMITED PARTNERSHIP

                                      BY:  BISYS Fund Services, Inc.
                                            General Partner

Date                                  By:

                                    EXHIBIT A

                           Distribution Plan Agreement

                                     between

                     BISYS FUND SERVICES LIMITED PARTNERSHIP

                                       and


                          Name of Service Organization


                           The Service Organization will be paid a monthly fee at the annual rate of _____ of 1% based upon the average daily value of Investor Shares owned by shareholders for whom the Service Organization is the holder of record or dealer of record.

                           For purposes of determining the fees payable hereunder, the average daily net asset value of each Series' Investor Shares shall be computed in the manner specified in the Fund's Articles of Incorporation and such Series' then current Prospectus and Statement of Additional Information.


                           Dated:  _______________

                                   SCHEDULE 1

NAME OF SERIES

AmeriStar Capital Growth Portfolio

AmeriStar Core Income Portfolio

AmeriStar Dividend Growth Portfolio

AmeriStar Limited Duration Income Portfolio

AmeriStar Limited Duration Tennessee Tax Free Portfolio

AmeriStar Limited Duration U.S. Government Portfolio

AmeriStar Prime Money Market Portfolio

AmeriStar Tennessee Tax Exempt Bond Portfolio

AmeriStar U.S. Treasury Money Market Portfolio